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                                                                       EXHIBIT 2

[MERRILL LYNCH LIFE INSURANCE COMPANY]



                      February 8, 2001



Board of Directors
Merrill Lynch Life Insurance Company
7 Roszel Road
Princeton, New Jersey 08540


To The Board of Directors:

In my capacity as General Counsel of Merrill Lynch Life Insurance Company (the "Company"), I have supervised the establishment of the Merrill Lynch Variable Life Separate Account (the "Account"), by the Board of Directors of the Company as a separate account for assets applicable to certain modified single premium life insurance contracts (the "Contracts") issued by the Company pursuant to the provisions of Section 23-81-402 of the Insurance Laws of the State of Arkansas. Moreover, I have supervised the preparation of Pre-Effective Amendment No. 2 to the Registration Statement on Form S-6 (the "Registration Statement") (File No. 333-47844) filed by the Company and the Account with the Securities and Exchange Commission under the Securities Act of 1933, for the registration of the Contracts to be issued with respect to the Account.

I have made such examination of the law and examined such corporate records and such other documents as in my judgment are necessary and appropriate to enable me to render the following opinion that:

        1. The Company has been duly organized under the laws of the State of Arkansas and is a validly existing corporation.

        2. The Contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms.

        3. The Account is duly created and validly existing as a separate account pursuant to the aforesaid provisions of Arkansas law.

        4. The assets held in the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any business the Company may conduct.


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Board of Directors
February 8, 2001
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I hereby consent to the filing of this opinion as an exhibit to the Registration
Statement and to the use of my name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.



                                       Very truly yours,



                                       /s/ Barry G. Skolnick
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                                       Barry G. Skolnick
                                       Senior Vice President and General Counsel